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                                                                    Exhibit 23.4

The Board of Directors
Track 'n Trail:

We consent to the use of our report included herein (or incorporated herein by reference) and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG PEAT MARWICK LLP

August 26, 1997